Exhibit 3.1

ARTICLES OF INCORPORATION

Articles of Incorporation with Statement of Conversion

I

The name of the corporation is American Renaissance Capital, Inc.

II

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 1,000,000,000.

IV

(Statement of Conversion)

The name of the converting California limited liability company is _AFRIWEALTH, LLC._______

The limited liability company's California Secretary of State file number is _201204710080.______

The principal terms of the plan of conversion were approved by a vote of the members, which equaled or exceeded the vote required under California Corporations Code section 17710.03. There is one class of members entitled to vote and the percentage vote required is a majority in interest of the members. The limited liability company is converting into a California stock corporation.

V

A. The initial street address and mailing address of the converted corporation are:

3699 Wilshire Blvd., Suite 530 Los Angeles California 90010_____

Initial Street Address of Corporation City State Zip Code

3699 Wilshire Blvd., Suite 530 Los Angeles California 90010___

Initial Mailing Address of Corporation City State Zip Code

B. The name, California street address and mailing address of the converted corporation's initial agent for service of process are:

Frank I. Igwealor____________________________________________________________

Agent's Name

3699 Wilshire Blvd., Suite 530 Los Angeles California 90010______

Agent's Street Address City State Zip Code

3699 Wilshire Blvd., Suite 530 Los Angeles California 90010______

Agent's Mailing Address City State Zip Code

I declare I am the person who executed this instrument, which execution is my act and deed.

____/s/Frank Igwealor________

Frank I. Igwealor, Member of

Afriwealth, LLC and Incorporator